Exhibit 99.16

POWER OF ATTORNEY

The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Jr., Robert C. Robb, Jr., Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Richard S. Davis, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto (except as noted therein), hereby authorize Howard Surloff Denis R. Molleur, Donald C, Burke, Neal J. Andrews, Edward Baer and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of February, 2009.

Signature	Title	Signature	Title

/S/ DAVID O. BEIM	Director/Trustee	/S/ ROBERT C. ROBB, JR.	Director/Trustee
David O. Beim		Robert C. Robb, Jr.

/S/ RONALD W. FORBES	Director/Trustee	/S/ TOBY ROSENBLATT	Director/Trustee
Ronald W. Forbes		Toby Rosenblatt

/S/ DR. MATINA HORNER	Director/Trustee	/S/ KENNETH L. URISH	Director/Trustee
Dr. Matina Horner		Kenneth L. Urish

/S/ RODNEY D. JOHNSON	Director/Trustee	/S/ FREDERICK W. WINTER	Director/Trustee
Rodney D. Johnson		Frederick W. Winter

/S/ HERBERT I. LONDON	Director/Trustee	/S/ RICHARD S. DAVIS	Director/Trustee
Herbert I. London		Richard S. Davis

/S/ CYNTHIA A. MONTGOMERY	Director/Trustee	/S/ HENRY GABBAY	Director/Trustee
Cynthia A. Montgomery		Henry Gabbay

/S/ JOSEPH P. PLATT, JR.	Director/Trustee
Joseph P. Platt, Jr.

Appendix A

BlackRock Financial Institution Series Trust	Global Financial Services Master LLC
BlackRock Funds	Master Government Securities LLC
BlackRock Global Emerging Markets Fund Inc.	Master Institutional Money Market LLC
BlackRock Global Financial Services Fund, Inc.	Master Large Cap Series LLC
BlackRock Healthcare Fund, Inc.	Master Money LLC
BlackRock Index Funds, Inc.	Master Tax-Exempt LLC
BlackRock Large Cap Series Funds, Inc.	Master Treasury LLC
BlackRock Latin America Fund, Inc.	Merrill Lynch Funds for Institutions Series
BlackRock Liquidity Funds	Merrill Lynch Ready Assets Trust
BlackRock Master LLC	Merrill Lynch Retirement Series Trust
BlackRock Pacific Fund, Inc.	Merrill Lynch U.S. Treasury Money Fund
BlackRock Series, Inc.	Merrill Lynch U.S.A. Government Reserves
CMA Government Securities Fund	Quantitative Master Series LLC
CMA Money Fund	WCMA Government Securities Fund
CMA Multi-State Municipal Series Trust	WCMA Money Fund
CMA Tax Exempt Fund	WCMA Tax-Exempt Fund
CMA Treasury Fund	WCMA Treasury Fund
BlackRock Balanced Capital Fund, Inc. (in connection with its investment in the Master Large Cap Core Portfolio of Master Large Cap Series LLC)*

* The Equity-Liquidity Directors/Trustees will be signing the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in their capacity as directors of the master fund.

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